Exhibit 99.1






                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                          CONTACTS: Richard M. Ubinger
                                    Vice President of Finance,
                                    Chief Financial Officer and Treasurer
                                    (412) 257-7606
     FOR IMMEDIATE RELEASE
                                    Comm-Partners LLC
                                    June Filingeri
                                    (203) 972-0186

               UNIVERSAL STAINLESS REVISES FIRST QUARTER ESTIMATE

          BRIDGEVILLE, PA, March 19, 2003 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today announced that it expects first quarter 2003 sales to approximate $14 million and the diluted loss per share to range from $0.16 to $0.18. Although sales are on target with the Company's initial projection of $11 to $15 million, the diluted loss per share is greater than the $0.05 to $0.10 projected on January 22.

          In the prior year first quarter, the Company reported sales of $17.6 million and diluted earnings per share of $0.20. The Company expects to report final first quarter results on April 23.

          The Company noted that the reduction in its first quarter outlook reflects continuing weakness in demand, especially within the aerospace and power generation markets, as well as higher energy and raw material costs. As a result, the Universal Stainless & Alloy Products segment, composed of the Bridgeville and Titusville facilities, will record a loss for the quarter rather than the profit anticipated. On a more positive note, sales of bar, rod and wire products from its Dunkirk Specialty Steel segment are expected to exceed the Company's initial estimate of $4 million. However, Dunkirk's loss is expected to be in line with its initial forecast as a result of higher energy and material costs.

          Mac McAninch, President and Chief Executive Officer, commented: "The continuing slump in the economy and the difficulties challenging our major markets have resulted in a slower recovery than we expected. Despite a promising increase in service center orders in the first quarter, demand is not yet picking up in our higher-value product categories. We are seeing continued strength in tool steel sales and some signs of life in power generation demand, but the extent and pace of improvement have not been sufficient to enable us to meet our first quarter estimate. We are continuing to diligently control our costs, expand our sales efforts and return to profitable growth."


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UNIVERSAL STAINLESS REVISES FIRST QUARTER ESTIMATE                        Page 2

Webcast
-------
          A conference call discussing the Company's revised first quarter outlook is scheduled at 9:00 a.m. (EST) today, Wednesday, March 19. It will be webcast simultaneously on the Company's web site for all interested parties at WWW.UNIVSTAINLESS.COM, and thereafter archived on the web site. A telephone replay of the conference call will be available beginning at approximately 11:00 a.m. (EST) today, continuing through March 26. It can be accessed by dialing 706-645-9291, passcode 9290896. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------
          Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------
          Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the limited operating history of Dunkirk Specialty Steel LLC, risks associated with the Company's ability to meet its current loan covenants, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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